                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data -- Horizon Companies" and "Experts" and to the use of our report dated July 26, 1996, with respect to the combined financial statements of Selected Systems of Horizon Cellular Telephone Company, L.P. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-10161) and related Prospectus of Sygnet Wireless, Inc. for the registration of $110,000,000 of Senior Notes due 2006.

                                        ERNST & YOUNG LLP


                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 16, 1996